EXHIBIT 99.3

QT Imaging Holdings Announces Closing of $10 Million Underwritten Public Offering

NOVATO, Calif. – May 18, 2026 – QT Imaging Holdings, Inc. (“QT Imaging” or the “Company”) (Nasdaq: QTI), a medical device company dedicated to transforming breast health management through innovative, radiation-free imaging technology, announced today the closing of its previously announced underwritten public offering of 2,000,000 shares of common stock (or pre-funded warrants in lieu thereof) for gross proceeds of approximately $10 million.
Participants in this offering included current investors in QT Imaging as well as new investors. The Company intends to use the net proceeds from the offering for working capital and for general corporate purposes.
Ladenburg Thalmann & Co. Inc. acted as sole book-running manager and Northland Capital Markets acted as co-manager for the offering.
The securities described above were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-294705), which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on April 3, 2026 and the related registration statement filed under Rule 462(b) of the Securities Act of 1933, as amended, which became automatically effective upon filing. A final prospectus supplement was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus may also be obtained by contacting Ladenburg Thalmann & Co. Inc., Prospectus Department, 640 Fifth Avenue, 4th Floor, New York, New York 10019 or by email at prospectus@ladenburg.com.
This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
About QT Imaging Holdings, Inc.
QT Imaging Holdings, Inc. (Nasdaq: QTI) is a medical device company engaged in the research, development, and commercialization of innovative imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the Company’s website at www.qtimaging.com and follow us on LinkedIn.
Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the underwritten public offering, the use of proceeds from such offering, plans for QT Imaging, new product development and introduction, product sales growth and projected revenues, QT Imaging’s industry, future events, and other statements that are not historical facts. Forward looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of QT Imaging’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by you or any other investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including those relating to: the ability of the Company to sell and deploy the QT Imaging Breast Acoustic CT Scanner; the ability to extend product offerings into new areas or products; the ability to commercialize technology; unexpected occurrences that deter the full documentation and “bring to market” plan for products; trends and fluctuations in the industry; changes in demand and purchasing volume of customers; unpredictability of suppliers; the ability to attract and retain qualified personnel and the ability to move product sales to production levels; changes in domestic and foreign business, market, financial, political, and legal conditions; the uncertainty of projected financial information; delays caused by factors outside of our control; changes in our ability to successfully receive purchase orders and generate revenue under our existing contracts with partners and distributors; our ability to realize the benefits of the strategic partnerships; the identified material weakness in our internal controls over financial reporting (including the timeline to remediate the material weakness); the rollout of the business and the timing of expected business milestones; the effects of competition on our future business; our ability to obtain and access financing in the future; our ability to pay our debt obligations as they come due; and those factors discussed in the Company’s reports and other documents filed with the SEC, including under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that QT Imaging presently does not know or that QT Imaging currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect QT Imaging’s expectations, plans or forecasts of future events and views as of the date of this release. QT Imaging anticipates that subsequent events and developments will cause QT Imaging’s assessments to change. However, while QT Imaging may elect to update these forward-looking statements at some point in the future, QT Imaging specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Contacts:
Investors
Alliance Advisors IR
Bruce Voss
bvoss@allianceadvisors.com
310-691-7104
Media
Alliance Advisors IR
Fatema Bhabrawala
fbhabrawala@allianceadvisors.com
647-620-5002

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